Exhibit 10.3

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of February 9, 2021, by and among CMLS Holdings LLC, a Delaware limited liability company (the “Sponsor”), CM Life Sciences, Inc., a Delaware corporation (“Parent”), and Mount Sinai Genomics, Inc., a Delaware corporation, d/b/a Sema4 (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 9,987,500 shares of Parent Class B Stock and 6,466,667 Private Placement Warrants (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Parent, S-IV Sub, Inc., a Delaware corporation (“Merger Sub”) and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of February 9, 2021, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The following sections of the Merger Agreement shall be incorporated into this Sponsor Agreement, mutatis mutanis: Sections 7.10 (No Solicitation) and 7.3(b) (Other Filings; Press Release) (including any relevant definitions contained in any such Sections), and Sponsor hereby agrees to be bound by and comply with such sections as though Sponsor was an original signatory to the Merger Agreement with respect to such sections.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of: (a) the Effective Time; (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”); and (c) the liquidation of Parent, Sponsor shall not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the registration statement of the Parent) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Sponsor’s Subject Securities (unless the transferee agrees to be bound by this Sponsor Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Sponsor’s Subject Securities or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3 New Shares. In the event that (a) any Parent Shares, Parent Warrants or other equity securities of Parent are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Shares or Parent Warrants of, on or affecting Parent Shares or Parent Warrants owned by Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of any Parent Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Parent Shares, Parent Warrants or other equity securities of Parent after the date of this Sponsor Agreement (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Sponsor’s Subject Securities as of the date hereof.

Section 1.4 Closing Date Deliverables. At or prior to the Closing, Sponsor shall deliver to Parent and the Company a duly executed copy of that certain A&R Registration Rights Agreement, by and among, Parent, the Company and the Company Stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit E to the Merger Agreement.

Section 1.5 Sponsor Agreements.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all of Sponsor’s Subject Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Sponsor’s Subject Securities:

(i)	in favor of each of the Parent Stockholder Matters;

(ii)	against any business combination, merger agreement or merger (other than the Merger Agreement, the Merger and proposed Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent, including any proposal for any of the foregoing (other than the Parent Stockholder Matters), regardless of whether there has been a Change in Recommendation;

(iii)	against any proposal that would result in a change in the business, management or Board of Directors of Parent (other than in connection with the Parent Stockholder Matters as contemplated by the Merger Agreement); and

(iv)	against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting or other rights of any class of capital stock of, Parent.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, the Insider Letter (as defined below), including the obligations of Sponsor therein to not redeem any Parent Shares owned by Sponsor in connection with the Transactions.

(c) During the period commencing on the date hereof and ending at the Expiration Time, without the prior written consent of the Company, Sponsor shall not, without the consent of the Company (not to be unreasonably withheld, conditioned or delayed), modify or amend any Contract listed on Schedule I hereto.

Section 1.6 Further Assurances. Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7 No Inconsistent Agreement. Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

Section 1.8 No Amendment to the Inside Letter. Neither Sponsor nor Parent shall amend, terminate or otherwise modify that certain letter agreement, dated as of September 1, 2020, by and among the Parent, Sponsor and certain of the Parent’s current and former officers and directors (the “Inside Letter” and each party thereto a “Founder Holder”) without the Company’s prior written consent.

Section 1.9 Waiver. Sponsor shall, and shall cause each Founder Holder to, irrevocably and unconditionally waive (the “Waiver”) any and all rights, title and interest Sponsor or such Founder Holder has or will have under Article 4.3(b) of the Parent Charter to receive excess shares upon conversion of the shares of Parent Class A Stock in connection with the Merger or the Transactions.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Sponsor. Sponsor represents and warrants as of the date hereof to Parent and the Company as follows:

(a) Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within its corporate limited liability company or organizational powers and has been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of Sponsor.

(b) Ownership. Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, Sponsor’s Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens or any other limitation or restriction pursuant to (i) this Sponsor Agreement, (ii) the Parent Organizational Documents, (iii) the Merger Agreement, (iv) the Insider Letter and (v) any applicable securities laws. Sponsor’s Subject Securities are the only equity securities in Parent owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of Sponsor’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Insider Letter, Merger Agreement and organizational documents of Sponsor. Other than the warrants of Parent held by Sponsor, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.

(d) Litigation. There are no Legal Proceedings pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.21 of the Parent Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule II hereto or otherwise disclosed in Parent’s Form S-1 Registration Statement filed with the SEC, neither Sponsor nor any of the present or former directors, officers, employees, stockholders or Affiliates of Sponsor (or an immediate family member of any of the foregoing) is party to, or has any rights with respect to or arising from, any Contract with Parent.

(g) Acknowledgment. Sponsor understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions (except for Section 1.8 of this Sponsor Agreement) shall terminate and be of no further force or effect upon the earliest of: (a) the Expiration Time, (b) the liquidation of Parent and (c) the written agreement of the Sponsor, Parent, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2 No Responsibility for Parent Related Parties. Notwithstanding anything in this Sponsor Agreement to the contrary, (i) Sponsor shall not be responsible for the actions of Parent, the board of directors of Parent (or any committee thereof), or any officers, directors, employees or professional advisors of Parent, in each case acting in their capacity as such (collectively, the “Parent Related Parties”) and (ii) Sponsor makes no representations or warranties with respect to the actions of any of the Parent Related Parties.

Section 3.3 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.4 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.8.

Section 3.5 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.6 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to enforce specifically the terms and provisions of this Sponsor Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 3.7 Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Sponsor, Parent and the Company.

Section 3.8 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent or Sponsor:

c/o CM Life Sciences, Inc.

667 Madison Avenue

New York, NY 10065

Attention: Eli Casdin

E-mail: eli@casdincapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention:          Joel L. Rubinstein

 Matthew Kautz

Email:         joel.rubinstein@whitecase.com

 mkautz@whitecase.com

If to Company:

Mount Sinai Genomics, Inc. d/b/a Sema4

333 Ludlow Street

Stamford, Connecticut 06902 Attention: General Counsel

Email: legal@sema4.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway

New York, NY 10010

Attention: Ethan Skerry, Robert A. Freedman and David K. Michaels

Email:	eskerry@fenwick.com

  rfreedman@fenwick.com

 dmichaels@fenwick.com

Section 3.10 Counterparts. This Sponsor Agreement may be executed in two (2) or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11 Trust Account Waiver. Section 7.7 (No Claim Against Trust Account) of the Merger Agreement is hereby incorporated into this Sponsor Agreement, mutatis mutandis.

Section 3.12 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

CMLS Holdings LLC

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

PARENT:

CM Life Sciences, Inc.

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, Sponsor, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

COMPANY:

Mount Sinai Genomics, Inc.

By:	/s/ Dr. Eric Schadt
Name: Dr. Eric Schadt
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

1.	Warrant Agreement, dated September 1, 2020, by and between CM Life Sciences, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.

[Signature Page to Sponsor Support Agreement]

Schedule II

●	Arrangement pursuant to which Keith Meister and Eli Casdin paid $12,500 each to White & Case in connection with the initial formation matters on behalf of CM Life Sciences, Inc.
●	Purchase Agreements with advised clients of Corvex Mangement LP and Casdin Capital LLC who agree to purchase Class A common shares under the Forward Purchase Agreement.

[Signature Page to Sponsor Support Agreement]